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                         GT GLOBAL 403(b)(7) CUSTODIAL
                         ACCOUNT: INFORMATION AND FORMS

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Questions and Answers about your 403(b)(7) Custodial Account.....................................................          11

GT Global 403(b)(7) Custodial Account Agreement..................................................................          14

Maximum Elective Deferral Worksheet..............................................................................          24

403(b)(7) Exclusion Allowance Worksheet for Contributions Made by Salary Reduction...............................          25

Alternate Catch-up Options.......................................................................................          26

Alternative Limitations..........................................................................................          27

Sample Salary Reduction Agreement................................................................................          28

GT Global 403(b)(7) Custodial Account Application................................................................          29

403(b) Transfer Authorization....................................................................................          31

Employer 403(b)(7) Transmittal Form and Agreement................................................................          33

Supplemental Application -- Portfolio Rebalancing Program........................................................          35
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                                     NOTES

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                        QUESTIONS AND ANSWERS ABOUT YOUR
                          403(b)(7) CUSTODIAL ACCOUNT

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Q.  WHAT IS THE GT GLOBAL 403(b)(7) CUSTODIAL ACCOUNT?

A. The GT Global 403(b)(7) Custodial Account is a voluntary tax-advantaged savings account available exclusively to employees of public schools and certain not-for-profit organizations. This type of account is named for
    Section 403(b)(7) of the Internal Revenue Code.

    Section 403(b)(7) makes it possible for eligible employees to purchase mutual fund shares within a 403(b) retirement program. Consequently, you have much more investment flexibility than was available under previous laws, when only annuities could be purchased under a 403(b) program. The GT Global 403(b)(7) Custodial Account provides access to the GT Global Funds, allowing you to invest in some of the world's best-performing equity and bond markets.

Q.  AM I ELIGIBLE TO MAKE A 403(b)(7) ACCOUNT CONTRIBUTION?

A. If you are an employee of a public school or of a not-for-profit organization defined under section 501(c)(3) of the Internal Revenue Code, you are probably eligible. Eligibility frequently extends to employees of private schools, colleges and universities and certain hospitals, as well as to individuals employed by charitable, educational, literary, scientific or religious organizations and foundations. Consult with your employer to verify that you are eligible.

Q.  HOW DO I CONTRIBUTE TO MY 403(b)(7) ACCOUNT?

A. Contributions to your 403(b)(7) account are made by a salary reduction agreement with your employer. Your employer forwards these contributions directly to your 403(b)(7) account.

Q.  HOW MUCH CAN I CONTRIBUTE?

A. As a general rule, you can contribute up to $10,000 or your EXCLUSION ALLOWANCE each year, whichever is less. However, in some cases, your maximum contribution could be higher or lower.

    - The "exclusion allowance" takes into account a number of factors, including your current salary, length of service, type of employer and participation in other retirement plans. The Maximum Elective Deferral Worksheet on page 23 was created to help you determine your maximum allowable contribution.

    - If you have worked for the same educational, health, welfare or religious organization for 15 years or more, your maximum allowable contribution could be higher than $10,000.

    - Contributions made by your employer on your behalf to another 403(b)(7) account, tax-sheltered annuity, or another salary reduction savings plan may reduce the amount that may be contributed to the GT Global 403(b)(7) Custodial Account and can reduce your maximum contribution below $10,000.

Q. WILL MY SALARY REDUCTION CONTRIBUTIONS REDUCE MY EARNINGS FOR SOCIAL SECURITY PURPOSES?

A. No. Your pre-tax contributions are included as part of your salary for FICA and FUTA taxes.

Q.  ONCE I DECIDE TO PARTICIPATE, CAN I CHANGE THE AMOUNT I CONTRIBUTE?

A. Yes. You can change the amount of contributions to your account in the current year or for the next year. Note that if your contribution is stated as a percentage of your salary, an increase in your salary will result in increased contributions unless you execute (and give your employer) a new salary reduction agreement.

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Q.  WHAT IF I WANT TO STOP MAKING CONTRIBUTIONS?

A. Generally, you are free to discontinue contributions at the end of any payroll period. If you later wish to resume contributions, however, you will need to enter into a new salary reduction agreement and give it to your employer.

Q.  CAN I TRANSFER ASSETS INTO MY GT GLOBAL 403(b)(7) CUSTODIAL ACCOUNT?

A. Yes. If you currently contribute to another 403(b)(7) account or tax-sheltered annuity, you have the flexibility to transfer assets to your GT Global 403(b)(7) Custodial Account. The transfer is tax-free, so none of your retirement savings are lost to taxes. If you'd like, GT Global, Inc. ("GT Global") can arrange for a direct transfer from your existing arrangement; all you need to do is complete the enclosed 403(b)(7) Transfer Authorization.

Q.  WHAT HAPPENS IF I LEAVE MY PRESENT EMPLOYER?

A. If your new employer is eligible to offer a 403(b)(7) arrangement, you may be able to continue making contributions to your GT Global 403(b)(7) Custodial Account.

Q.  WHEN CAN I BEGIN MAKING WITHDRAWALS FROM MY GT 403(b)(7) CUSTODIAL ACCOUNT?

A.  You may withdraw assets from your account when you:

    -  Retire

    -  Change jobs

    -  Reach age 59 1/2

    -  Become disabled

    -  Encounter a financial hardship*

    Generally, you MUST begin withdrawing money by April 1 following the later of the year in which you reach age 70 1/2 or the year in which you retire.

Q.  HOW WILL DISTRIBUTIONS FROM MY 403(b)(7) ACCOUNT BE TAXED?

A. Distributions from your 403(b)(7) account will generally be taxed as ordinary income in the year you receive them, unless you roll the distribution over into an IRA or other eligible retirement plan. State income taxes may also apply. If you are under age 59 1/2 when you receive your distribution, you also may be subject a 10% federal tax penalty (unless you receive the distribution as a result of becoming disabled).

Q.  DO I HAVE TO TAKE MY ASSETS OUT OF THE 403(b)(7) ACCOUNT IN A SINGLE LUMP
    SUM?

A. No. With the GT Global 403(b)(7) Custodial Account, you can choose to receive your distributions as a single lump sum or in regular monthly, quarterly or annual installments. This flexibility allows you to choose the distribution method most appropriate for your needs.

Q.  WHAT HAPPENS IF I DIE BEFORE ALL MY 403(b)(7) BENEFITS HAVE BEEN WITHDRAWN?

A. Any amount that remains in your 403(b)(7) account at the time of your death will be paid to your designated beneficiary.

Q.  CAN I TAKE A LOAN FROM MY 403(b)(7) ACCOUNT?

A. Yes. You may take a loan from your 403(b)(7) account of up to $50,000 or one-half of your account balance, whichever is less. For more information on loans and repayment provisions, please call a GT Global client services representative at 1-800-223-2138.

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    * IRS REGULATIONS SPECIFICALLY DEFINE WHAT CONSTITUTES A "FINANCIAL
      HARDSHIP." HARDSHIP WITHDRAWALS MAY NOT EXCEED THE AMOUNT OF YOUR PLAN CONTRIBUTIONS, EXCLUDING INVESTMENT EARNINGS. PLEASE CONSULT YOUR TAX ADVISER.

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Q.  HOW WILL I KEEP TRACK OF THE ASSETS IN MY GT GLOBAL 403(b)(7) CUSTODIAL
    ACCOUNT?

A. With the GT Global 403(b)(7) Custodial Account, you receive account transaction statements which include the trade date and dollar amount of each mutual fund transaction, the share price, number of shares involved and total number of shares you own. In addition, you will receive comprehensive quarterly statements on your GT Global Mutual Fund investments in your account.

Q.  WHERE CAN I GET MORE INFORMATION?

A. If you need more information about the GT Global 403(b)(7) Custodial Account, talk with your financial adviser or call GT Global directly at 1-800-223-2138.

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                GT GLOBAL 403(b)(7) CUSTODIAL ACCOUNT AGREEMENT

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   TAX-SHELTERED INVESTMENTS FOR EMPLOYEES OF PUBLIC SCHOOLS AND COLLEGES AND
                           TAX-EXEMPT ORGANIZATIONS.
                             SECTION 1. DEFINITIONS

    1.1 AGREEMENT: This instrument setting forth the terms and conditions of this Custodial Account Agreement as set forth hereafter.

    1.2 ALTERNATE PAYEE: A spouse, former spouse, child or other dependent of a Participant who is assigned under a qualified domestic relations order (as defined in 414(p) of the Code) a right to receive all or a portion of the benefits payable with respect to a Participant.

    1.3 APPLICATION: The written application which incorporates this Agreement and is signed by the Employee and accepted by the Custodian and serves to establish a Section 403(b)(7) Custodial Account for the Employee.

    1.4 BENEFICIARY: A person designated in writing by a Participant to receive a benefit under this Agreement in the event of such Participant's death.

    1.5 CODE: The Internal Revenue Code of 1986, as amended, including any regulations issued thereunder.

    1.6 COMPENSATION: The Participant's wages, salaries or other remuneration received for personal services actually rendered in the course of employment with the Employer and any other amounts treated as compensation under Section 415 of the Code.

    1.7 CUSTODIAL ACCOUNT OR ACCOUNT: The individual account(s) established and maintained under this Agreement for the Participant pursuant to Section 403(b)(7) of the Code.

    1.8 CUSTODIAN: The person named on the Application as the custodian of the Custodial Account or any successor Custodian, and any of its duly authorized agents.

    1.9 DISABLED: With respect to a Participant, that he or she is unable to engage in any substantial gainful activity by reason of a medically determinable physical or medical impairment which can be expected to result in death or to be of long-continued and indefinite duration, as defined under 72(m)(7) of the Code.

    1.10 ELECTIVE DEFERRALS: For any taxable year of an Employee, Elective Deferrals are the sum of:

         a) any salary reduction contributions under a qualified cash or deferred arrangement as defined in Section 401(k) of the Code, to the extent not includible in income under Section 402(a)(8) of the Code;

         b) any salary reduction contributions to a simplified employee pension plan as defined in Section 408(k) of the Code, to the extent not includible in income under Section 402(h)(1)(B) of the Code;

         c) any contributions made pursuant to a Salary Reduction Agreement used to purchase an annuity contract or Custodial Account under
           Section 403(b) of the Code;

         d)  any salary reduction contributions to a SIMPLE IRA as defined in
           Section 408(p)(2)(A)(i) of the Code.

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    1.11  EMPLOYEE:  Any person regularly employed by the Employer. Neither
"leased employees" within the meaning of Section 414(n) or (o) of the Code, nor independent contractors shall be considered to be Employees for the purposes of this Agreement.

    1.12 EMPLOYER: Any organization that is (i) described in Section 501(c)(3) of the Code and exempt from tax under Section 501(a) of the Code, or (ii) an educational organization described in Section 170(b)(1)(A)(ii) of the Code which is a State, political subdivision of a State, or any agency or instrumentality of any one or more of the foregoing.

    1.13 ERISA: The Employee Retirement Income Security Act of 1974, as amended, including any regulations thereunder.

    1.14 EXCESS DEFERRAL: For any taxable year, that portion of an Employee's Elective Deferrals that exceeds the limits of Section 402(g) of the Code.

    1.15 EXCLUSION ALLOWANCE: For any taxable year, an amount equal to the excess, if any, of:

         a) the amount determined by multiplying 20 percent of the Employee's Includible Compensation by the number of his Years of Service, over

         b) the aggregate of the amounts which were contributed by the Employer for annuity contracts or custodial accounts for the Employee and which were excludible from the gross income of the Employee for any prior taxable year.

    1.16 FINANCIAL HARDSHIP: With respect to a Participant, a present or pending financial need resulting from unusual costs or expenses, such as unusual medical expenses, higher educational expenses or purchase of a residence. Financial Hardship shall be determined in accordance with Section 403(b) of the Code and the regulations thereunder.

    1.17 INVESTMENT COMPANY: Any "Regulated Investment Company" within the meaning of Section 851(a) of the Code that is one of the GT Global Funds.

    1.18 PARTICIPANT: An individual who is, or has been, employed by the Employer, who has been designated by the Employer as a Participant, and who contracts in writing with the Employer for contributions hereto.

    1.19 SALARY REDUCTION AGREEMENT: A binding contract executed by the Employee and the Employer authorizing a reduction in the Employee's future Compensation or a waiver of increasing future Compensation provided that such amounts shall be contributed to the Employee's Custodial Account by the Employer.

    1.20 YEAR OF SERVICE: Each full tax year during which the Participant was a full-time Employee of the Employer. A fraction of a year shall be counted for each full tax year during which the Participant was a part-time Employee of the Employer and for each part of a year during which the employee was a full-time or part-time Employee of the Employer. In no case shall the Years of Service be less than one (1).

                 SECTION 2. ESTABLISHING OF CUSTODIAL ACCOUNTS

    The Custodian shall open and maintain a Custodial Account for each eligible Employee who completes an Application; and the Custodian shall hold and administer, in accordance with the terms hereof, contributions to the Custodial Account and any gain or income from the investment thereof. The Employee shall notify the Custodian in writing of any change in name, address, or Social Security Number.

                            SECTION 3. CONTRIBUTIONS

    3.1 CONTRIBUTIONS TO THE ACCOUNT: The Custodian shall accept cash contributions from the Employer on behalf of the Participant in accordance with the Salary Reduction Agreement between the Participant and the Employer. Each such contribution shall be accompanied by specific written instructions from the Employee specifying the accounts to which it is to be credited and the investments which are to be purchased with such contribution.

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    No Participant shall have Elective Deferrals made under this Agreement, or any other plan maintained by the Employer, during any taxable year, in excess of
(i) the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year or (ii) such Participant's Exclusion Allowance for such taxable year.

    3.2  TRANSFER AND ROLLOVER CONTRIBUTIONS:

        (a) The Participant may transfer cash from another custodial account qualified under Section 403(b)(7) of the Code and/or from an annuity contract qualified under Section 403(b) of the Code to the Custodial Account if the Participant certifies that the transaction meets the requirements for a tax-free transfer under IRS Revenue Ruling 90-24 and other applicable laws or rulings of the Internal Revenue Service, or is a rollover contribution described in Sections 403(b)(8) or 408(d)(3)(A)(iii) of the Code. Once transferred, such assets shall be treated as a contribution on behalf of such Participant for purposes of this Custodial Agreement and shall be invested, distributed and otherwise dealt with as such.

        (b) The Participant may cause the transfer, in cash, of all or any portion of the balance credited to a Participant's account from this Custodial Account directly to the custodian of another custodial account qualified under Section 403(b)(7) of the Code or to an insurance company designated by the Participant for the purchase, for the benefit of the Participant, of an annuity contract qualified under Section 403(b) of the Code if the Participant certifies that the transaction meets the requirements for a tax-free transfer under IRS Revenue Ruling 90-24, and any other applicable laws or rulings of the Internal Revenue Service. Once transferred, such assets shall be treated as a contribution on behalf of such Participant for purposes of the successor custodial account and/or annuity contract and shall be invested, distributed and otherwise dealt with as such.

    3.3 RETURN OF EXCESS DEFERRAL: If a Participant makes an Excess Deferral to the Custodial Account for any tax year, such Participant may give written notice to GT Global, Inc. of the amount of the Excess Deferral no later than March 1 following the close of the tax year. If the Participant gives such written, timely notice to GT Global, Inc., the Custodian, at the direction of GT Global, Inc., may distribute to the Participant, the amount of the Excess Deferral, together with income attributable thereto, by April 15th of the following taxable year.

    3.4 LIABILITY FOR EXCESS DEFERRALS: The Custodian and GT Global, Inc. ("GT Global") shall not have any duty to determine whether an Excess Deferral, or contribution in excess of the limitations under Sections 403(b), 402(g) or 415 of the Code ("Excess Contribution") has been made by or on behalf of the Participant. The Custodian and GT Global shall not be held liable by the Participant or any other person(s), trusts or other entity for failing to determine whether an Excess Deferral or Excess Contribution was made or for failing to distribute an Excess Deferral absent the request of the Participant. The Custodian and GT Global shall not be liable to the Participant or any other person(s), trusts or entity for taxes or other penalties incurred as a result of the Excess Deferral or Excess Contribution (including any income attributable thereto) or as a result of a distribution of an Excess Deferral and any income attributable thereto.

    3.5  DIRECT ROLLOVERS:

        (a) Notwithstanding any provision of the plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Custodian, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover.

        (b) Definitions:

                (i) ELIGIBLE ROLLOVER DISTRIBUTIONS: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee and the Distributee's designed beneficiary, or for a specified period

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            of ten years or more; any distribution to the extent such
            distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                (ii) ELIGIBLE RETIREMENT PLAN: An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, a tax-sheltered annuity plan described in Section 403(b) of the Code, or a custodial account described in Section 403(b)(7) of the Code, that accepts the distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                (iii) DISTRIBUTEE: A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                (iv) DIRECT ROLLOVER: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                    SECTION 4. INVESTMENT OF ACCOUNT ASSETS

    4.1 INVESTMENT OF CONTRIBUTIONS: The Custodian shall direct the amount of the contributions credited to the Employee's Account in full and fractional shares of an Investment Company.

    4.2 INVESTMENT OF GAINS AND DIVIDENDS: All dividends and capital gains distributions on shares held in the Participant's Account shall be reinvested in full and fractional shares of the same Investment Company, in accordance with the participant's application or instructions set forth.

    4.3 VOTING AND OTHER ACTION: All shares of an Investment Company acquired by the Custodian pursuant to the Agreement shall be held in the name of the Custodian for the benefit of the Employee. GT Global Investor Services, Inc. shall cause to be delivered to the Participant all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to shares held in the Custodial Account. The Custodian shall, and is instructed by the Participant, not to vote any such shares except in accordance with written instructions received from the Participant; however, in the absence of such written instructions, the Custodian shall, and is instructed by the Participant, to vote "present" for the sole purpose of allowing such Shares to be counted for establishment of a quorum.

    4.4 IDENTIFICATION OF ACCOUNTS: All shares of an Investment Company acquired by the Custodian shall be held in the name of the Custodian or its nominee for the benefit of the Participant (or the Beneficiary after the Participant's death). The Account will not be joined for rights of accumulation with Accounts of other Employees of the same Employer.

              SECTION 5. DISTRIBUTIONS FROM THE CUSTODIAL ACCOUNT

    5.1 REQUEST FOR DISTRIBUTION: Distribution from the Custodial Account shall be made by the Custodian in accordance with instructions from the Participant and only to a Participant, his or her designated Beneficiary or Alternate Payee, and no purported sale, transfer, pledge or assignment by the Participant, his or her spouse or Beneficiary of all or any part of an interest in the Custodial Account shall be recognized by the Custodian except as provided in Section 3.2. The interest of a Participant, his or her spouse or Beneficiary in the Custodial Account shall not be subject to the debts, contracts, liabilities, engagements or torts of such person or to attachment or legal process against such person.

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    5.2  LIMITATIONS ON DISTRIBUTIONS:  The Custodian shall distribute, or commence distribution of, pursuant to the Participant's written direction, the balance credited to a Participant's Account pursuant to a Participant's instructions and the occurrence of one or more of the following events:

        (a) the Participant becomes Disabled;

        (b) the Participant separates from service with the Employer;

        (c) the Participant dies;

        (d) the Participant attains age 59 1/2; or

        (e) the Participant encounters a Financial Hardship.

    5.3  TIMING OF DISTRIBUTIONS:

        (a) Distribution from the Custodial Account shall commence within 30 days after the Participant notifies the Custodian of his or her entitlement to distributions and instructs the Custodian to distribute, unless the Participant makes a prior election to defer distribution or the commencement of distribution to a subsequent date which is not later than April 1st following the later of the year in which the Participant attains age 70 1/2 or the year in which the Participant retires, unless a later date is permitted by the Code, the regulations issued thereunder, or other Internal Revenue Service pronouncements. Such election shall be made by written notice filed with the Custodian. Notwithstanding this provision, the Custodian shall not be responsible for making any distribution until such time as it has received proper written notification from the Participant, his or her surviving spouse or Beneficiary of the occurrence of an event described in Section 5.2.

        (b) Governmental or Church Employees: In the case of a governmental plan or church plan, the Required Beginning Date shall mean the April 1st following the later of the year the Participant attains age 70 1/2 or the year in which the Participant retires.

    5.4 FORM OF DISTRIBUTION: Distribution shall be made in cash or in kind in any one or more of the following ways:

        (a) in a single payment; or

        (b) in installments for a period certain not to exceed the life expectancy of the Participant or the Participant's Beneficiary or the joint lives and last survivor expectancies of the Participant and the Participant's designated Beneficiary; or

        (c) in a combination of (a) and (b).

    5.5 DESIGNATION OF BENEFICIARY: Each Participant may, by written notice filed with the Custodian and in a form acceptable to the Custodian, designate a Beneficiary or Beneficiaries to receive the Participant's benefit at the Participant's death. Such designation may be changed or revised from time to time by written instrument filed with the Custodian. If no designation has been made, or if no beneficiary is living at the time of a Participant's death, his or her Beneficiary shall be: (a) his or her surviving spouse; but if the Participant has no surviving spouse; then (b) the Participant's estate.

    5.6  MINIMUM DISTRIBUTION REQUIREMENTS:

             (a) IN GENERAL: All distributions required hereunder shall be determined and made in accordance with the proposed regulations under
         Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations.

             (b) PRE-1987 ACCOUNT BALANCE OR BIFURCATED ACCOUNT: The 403(b) plan in effect on December 31, 1986 shall govern the required distributions of such account balance on such date with respect to amounts which accrued on behalf of a Participant as of December 31, 1986. If such plan no longer exists or such provision cannot be located, the pre-1987 account balance will not be required to be distributed until the end of the calendar year in which the Participant attains age 75. In the absence of a direction from the Participant to make distributions starting

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         on the Required Beginning Date, the Custodian will assume (and will be fully protected) that the Participant is satisfying the minimum distribution rules from another 403(b) account. See IRS Notice 88-38.

             (c) DEATH PRIOR TO DISTRIBUTION: If the Participant dies before he or she has started to withdraw installments from his or her Account, the entire interest in the Participant's Account shall be distributed within five (5) years after the death of the Participant. However, if any portion of the Participant's interest is payable to a designated Beneficiary (within the meaning of Section 401(a)(9)(E) of the Code), then, at the Beneficiary's election, distributions may be made over the life expectancy of such designated Beneficiary. Such distributions must begin by December 31 of the calendar year following the calendar year of the Participant's death. However, if the sole designated Beneficiary is the surviving spouse of the Participant, distributions need not commence until the later of December 31 of the calendar year in which the Participant would have attained age 70 1/2, or December 31 of the calendar year immediately following the calendar year in which Participant died.

             For purposes of this Section 5.6, payments will be calculated by use of the return multiples specified in Section 1.72-9 of the Income Tax Regulations. Life expectancy of a surviving spouse may be recalculated annually. Life expectancy of any non-spouse Beneficiary will be calculated at the time of the first payment without further recalculation.

             (d) DEATH AFTER DISTRIBUTIONS HAVE COMMENCED: If the Participant was withdrawing his or her interest in installments over a fixed period, the remaining installments will be continued to the Beneficiary at least as rapidly as under the method of distribution selected prior to death.

             (e)  AGE 70 1/2 DEFAULT PROVISIONS:

                (1) Unless otherwise elected by the Participant (or spouse, if applicable) by the time distributions are required to begin, life expectancies shall not be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

                (2) If the Participant does not choose any of the distribution methods under this Section 5.6 by such Participant's Required Beginning Date (as defined in Section 401(a)(9) of the Code), distribution shall be made to the Participant based on such Participant's nonrecalculated Single Life expectancy.

                (3) All requests for distributions shall be made on a pro-rata basis among the applicable Investment Companies unless directed otherwise by the Participant.

    5.7  DISTRIBUTION UNDER A QUALIFIED DOMESTIC RELATIONS ORDER:

        (a) Distributions of all or any part of a Participant's Account pursuant to the provisions of a qualified domestic relations order (QDRO) as defined in Section 414(p) of the Code is specifically authorized.

        (b) The earliest retirement age shall be the earlier of:

            (1) The earliest date benefits are payable under the Plan to the
              Participant; or

            (2) the later of the date the Participant attains age 50 or the date on which the Participant could obtain a distribution from the Plan if the Participant had separated from service.

        (c) The Alternate Payee may receive a payment of benefits under this Plan in any optional form of benefit available pursuant to Section 5.4.

        (d) The Alternate Payee may receive a payment of a benefit under this Plan prior to the earliest retirement age as defined in Section 5.7(b) if the QDRO specifically provides for such earlier payment. If the present value of the payment exceeds $3,500, the Alternate Payee must consent in writing to such distribution.

                          SECTION 6. NONFORFEITABILITY

    6.1 NONFORFEITABILITY: A Participant's interest in the balance of his or her account attributable to his/ her salary reduction contributions shall at all times be nonforfeitable.

                        SECTION 7. LOANS TO PARTICIPANTS

    7.1 GENERAL RULES: The following rules shall apply with respect to loans to Participants from their 403(b) Account:

        (a) Loans shall be made available to all Participants on a reasonably equivalent basis upon written application to GT Global.

        (b) Loans must be adequately secured. Although it is the intention that loans to Participants shall be repaid, the collateral for each loan shall be the assignment of the Participant's entire right, title, and interest in and to one-half of his or her Account balance, evidenced by his or her promissory note for the amount of the loan (including interest), payable to the order of the Custodian.

        (c) Each loan must bear interest at a reasonable rate determined by GT Global taking into account interest rates being charged at the time of the loan. There shall be no discrimination among Participants in the matter of interest rates, but loans granted at different times may bear different interest rates and terms if the differences are justified by changes in the general economic condition.

        (d) If a Participant fails to make a loan payment when due, the terms and conditions set forth in the Sponsor's 403(b)(7) Loan Provisions of GT Global shall apply.

    7.2 LOAN LIMITS: No loan to any Participant can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) 1/2 the present value of the Participant's Account.

    Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time will be used as the principal residence of the Participant.

    7.3 ADMINISTRATION OF LOANS: GT Global shall prescribe any such rules and procedures as from time to time it deems proper in order to administer the provisions under this Section 7 and reserves the right to charge an administrative fee for processing and maintaining such loans.

                     SECTION 8. THE CUSTODIAN AND GT GLOBAL

    8.1 All notices, requests and other communications to the Custodian by the Employer or any Participant (or his or her spouse or Beneficiary) shall be in writing and in such form as the Custodian may from time to time prescribe. The Custodian shall be entitled to rely on any such instruments believed by it to be genuine, and shall have no obligation to determine the accuracy or propriety of any such notice, request or other communications.

    8.2 The Custodian shall have the power and authority in the administration of the Custodial Account to do all acts, to execute and deliver all instruments and to exercise for the benefit of the Participants and Beneficiaries any and all powers which would be lawful were it in its own right the actual owner of the property held, except as otherwise provided in this Agreement.

    8.3 Custodian's Fees and Expenses of the Account: In consideration of its services hereunder, the Custodian may charge a reasonable fee for its services according to its schedule of fees as in effect from time to time. Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the Account shall be paid from the assets of the Account. Any transfer taxes, investment fees or similar expenses incurred in connection with the investment of the assets of the Account, and all other administrative expenses incurred by the Custodian in the performance of its duties including fees for legal services rendered to the Custodian shall similarly be paid from the assets of the Custodial Account.

    8.4 The Custodian may resign at any time upon at least 60 days prior notice in writing to GT Global, Employer and Participant (unless such notice is waived) and may be removed by GT Global at any time upon 30 days notice in writing to the Custodian. Such resignation shall not become effective, however, until a qualified successor Custodian is appointed by GT Global and such successor has accepted such appointment in writing. Such successor Custodian shall be a "bank" as defined in Section 401(f)(2) of the Code. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian, the Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records pertaining thereto, reserving such sum as it may deem advisable for payment of all its fees, compensation, costs and expenses and any other liabilities constituting a charge on or against the assets of the Custodial Account. The successor custodian shall thereafter be the Custodian under this Custodial Agreement.

    8.5 The Custodian and GT Global shall not be responsible in any way for the time, amount or collection of contributions, the time, amount, purpose or propriety of any distribution, or any other action taken at the direction of the Employer, the Participant, or a Beneficiary.

    Each Participant or his/her Spouse or Beneficiary and Employer shall at all times fully indemnify and hold harmless the Custodian and GT Global, its successors and assigns, from any liability arising from distributions so made or actions taken under this Agreement or at the direction of such Employer, Participant, or Beneficiary.

    8.6 The Custodian's liability under this Agreement and matters which it contemplates shall be limited to matters arising from the Custodian's negligence or willful misconduct. To the extent permitted by applicable law, the Custodian and GT Global shall be fully protected in acting upon any written order from the Employer or Participant or any other notice, request, instruction or direction, consent certificate or other instrument or paper believed by it to be genuine and to have been properly executed, in refraining from acting in the absence of proper directions, and so long as it acts in good faith, in taking or omitting to take any other action. The Custodian and GT Global may submit any question arising hereunder or in respect of the Account to counsel, including its own general counsel, and shall be protected to the extent permitted by applicable law, in acting on the advice of such counsel.

    Subject to the provisions of applicable law, the Participant, his or her designated Beneficiary or the executor or administrator or either of these shall have the sole authority to enforce this Agreement on behalf of any and all persons having or claiming any interest in the Account by virtue of this Agreement. To protect the Account from expenses which might otherwise be incurred, it has been imposed as a condition to the acquisition of any interest in the Account, and it is hereby agreed, that subject to the provisions of applicable law, no person other than the Participant, his or her designated Beneficiary or personal representative, may institute or maintain any action or proceeding against the Custodian or GT Global in the absence of a determination of a court of competent jurisdiction to the contrary.

    8.7 The Custodian may delegate the performance of any or all of its duties and responsibilities to agents or service providers, who may be affiliates of the Custodian, or may be GT Global or any of its affiliates.

                         SECTION 9. REPORTS AND RETURNS

    9.1 The Custodian shall:

        (a) maintain separate records of the interest of each Participant (or his or her designated Beneficiary(ies)) in the Custodial Account indicating (i) the amounts and dates of all contributions, (ii) the investment of such contributions, (iii) the earnings on such investments, (iv) the amounts and dates of all distributions and (v) such other data as the Custodian deems useful in carrying out its duties hereunder;

        (b) send each Participant, as soon as practicable after any contribution is made hereunder, a written confirmation containing information with respect to the investment of such contribution, and the current status of the Account; and

        (c) mail at least once during each calendar year a statement of all transactions in the Custodial Account during the preceding year and a statement showing the value of the assets held in the Custodial Account as of the end of such year.

    9.2 The Custodian shall file such returns or reports with respect to the Custodial Account as are required to be filed by it under the Code and the Regulations thereunder, or by the Department of Labor, and the Employer and each Participant shall provide the Custodian with such information available to them as the Custodian may require to file such reports.

                     SECTION 10. AMENDMENTS AND TERMINATION

   10.1 This Custodial Agreement may, with the approval of the Custodian, be amended by GT Global by submitting a copy of the amendment to the Participant. The Participant hereby delegates to GT Global the power to amend this Custodial Agreement and shall be deemed to have consented to any such amendment. Notwithstanding the above, no amendment shall be made by GT Global which shall cause or permit: (a) any part of the assets in the Account to be diverted to purposes other than for the exclusive benefit of the Participant or his or her Beneficiaries; or (b) any part of such assets to revert to or become the property of the Employer; or (c) any Participant, or his or her Beneficiary, to be deprived of any benefit to which he or she was entitled under the Account by reason of contributions made by the Employer prior to such amendment, unless such amendment is necessary either to conform the Account to, or to satisfy the condition of, any law, governmental regulation or ruling, or to permit the Account to meet the requirements of the Code; or (d) any responsibilities of the Custodian under the Agreement to be increased without its written consent.

   10.2 This Custodial Agreement shall terminate upon the complete distribution of the Custodial Account or in the event that a determination is made by the Internal Revenue Service that the Custodial Account does not satisfy the requirements of Section 401(f)(2) of the Code or that contributions thereto are not treated under Section 403(b)(7)(A) of the Code as contributed for annuity contracts. In event of termination as aforesaid, the balance in the Custodial Account shall be distributed to the Participants (or their respective surviving spouses or Beneficiaries, as the case may be) in accordance with their interests in the Custodial Account.

                   SECTION 11. CONSTRUCTION AND GOVERNING LAW

   11.1 The Custodial Account is established with the intention that it qualify as a custodial account under Section 401(f)(2) of the Code and that contributions thereto be treated under Section 403(b)(7)(A) of the Code as amounts contributed for annuity contracts, and the provisions of this Agreement shall be construed in accordance with such intention. This Agreement shall be governed by the laws of the State of California, to the extent such laws are not preempted by the laws of the United States, and if applicable the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

   11.2 The determination that any provision of this Agreement is not enforceable shall not affect the validity or enforceability of the remaining provisions of this Agreement. Unenforceable provisions shall be stricken or modified in accordance with such determination only as to such parties and this Agreement, as modified, shall continue to bind the specific parties involved therein and otherwise all other parties in unmodified form.

   11.3 Matters relating to the Custodian will be determined in accordance with Massachusetts Law (to the extent it is not pre-empted by federal law) and any proceedings relating to the Custodian will be brought in state or federal courts located in Massachusetts.

                            SECTION 12. ARBITRATION

   12.1 The Participant agrees that all controversies between the Participant and/or Beneficiaries and the Custodian and GT Global (including their present or former officers, directors, employees or agents) concerning or arising from (i) any retirement account(s) maintained with the Custodian, (ii) any transaction involving the Participant's Account(s), whether or not such transaction occurred in such Account(s), or (iii) the construction, performance, or breach of this Agreement, whether such controversy arose prior, on, or subsequent to the date hereof, shall be determined by arbitration under the commercial arbitration rules of the American Arbitration Association. Any disputes on the arbitrability of a matter or the manner of arbitration shall be determined in such arbitration. Arbitration shall be held in California.

    12.2 ARBITRATION DISCLOSURES: Arbitration is final and binding on the parties. The parties are waiving their right to seek remedies in court, including the right (if any) to jury trial. Pre-arbitration discovery is generally more limited than and different from court proceedings. The arbitrators' award is not required to include factual findings or legal reasoning, and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

                           SECTION 13. MISCELLANEOUS

    13.1 ERISA COMPLIANCE: In the event that the Employer is deemed to be maintaining an employee benefit plan under Title I of ERISA: (a) this Custodial Agreement and each Custodial Account established hereunder shall be interpreted, to the maximum extent possible, to comply with the terms of ERISA and all rulings and regulations issued under ERISA; (b) notwithstanding the provisions of Section 5.1 of this Custodial Agreement to the contrary, a Custodial Account may be subject to offset pursuant to Section 206(d)(4) of ERISA; and (c) the Employer shall be solely responsible for ensuring that such employee benefit plan complies at all times with the requirements of Title I of ERISA.

    13.2 CODE COMPLIANCE: The Employer shall be solely responsible for ensuring that this Custodial Agreement, as implemented by the Employer, meets the requirements of Code Section 401(a)(4) and (5) (relating to non-discriminating requirements), Code Section 401(a)(17) (relating to limitation on annual compensation), Code Section 401(a)(26) (relating to participation requirements), Code Section 401(m) (relating to non-discrimination in Employer matching or Employee contributions) and Code Section 410(b) (relating to minimum coverage) as if the Custodial Agreement were a plan qualified under Code Section 401(a), unless the Employer is a church described in Code Section 403(b)(12)(B), as well as any other provisions of the Code that may be applicable to, or to this Custodial Agreement by virtue of, contributions to the Custodial Account not made pursuant to a Salary Reduction Agreement.

    13.3 NO EMPLOYMENT CONTRACT: This Agreement shall not be construed as creating or modifying any contract of employment between the Employer and Employee.

    13.4 EMPLOYER'S RETIREMENT PLAN: In the event contributions are being made to the Custodial Account pursuant to any retirement plan or program sponsored by the Employer, to the extent any provisions of this Agreement are inconsistent with such retirement plan or program, the provisions of the Employer's retirement plan or program shall control, provided:

        (a) such provisions are not contrary to the rules and regulations under Code Section 403(b)(7); and

        (b) such provisions do not impose any additional responsibilities or duties on the Custodian without its prior consent.

    The Employer shall be responsible for the administration of any such retirement plan or program.

                      MAXIMUM ELECTIVE DEFERRAL WORKSHEET

--------------------------------------------------------------------------------

                              GENERAL INFORMATION

    The annual limit is $10,000 for the taxable year (adjusted from time to time to reflect cost-of-living increases) and is a per taxpayer limit not per employer. Therefore this limit applies to an individual taxpayer on the basis of his or her taxable year on an aggregate basis, even if the employee participates in plans of two unrelated employers.

    Below is a worksheet for an employee to calculate his/her limit on elective deferrals.

                     LIMIT ON ELECTIVE DEFERRALS WORKSHEET

    Step 1 -- Total Elective Deferrals

       1.  Elective Deferrals to 403(b) plans                       -------------------
       2.  Elective Deferrals to 401(k) plans (including SIMPLE
            401(k) plans)
                                                                    -------------------
       3.  Elective Deferrals to SARSEP plans
                                                                    -------------------
       4.  Elective Deferrals to SIMPLE IRAs
                                                                    -------------------
       5.  Total deferrals for year. Add lines 1, 2, 3 and 4.
                                                                    -------------------

    Step 2 -- Increase in Limit for Long Service (Skip this step if you do not have at least 15 years of service with a qualifying employer).

       6.  Number of years of service with employer                 -------------------
       7.  Multiply $5,000 by line 6
                                                                    -------------------
       8.  Total elective deferrals made for prior years
                                                                    -------------------
       9.  Subtract line 8 from line 7
                                                                    -------------------
      10.  Enter all increases in the limit for long service
                                                                    -------------------
      11.  Subtract line 10 from $15,000
                                                                    -------------------
      12.  Enter the lesser of line 9 or line 11, but not more
            than $3,000
                                                                    -------------------

    Step 3 -- Limit on Elective Deferrals

      13.  Enter $10,000 plus the amount from line 12               -------------------
      14.  Enter elective $7,000 indexed amount ($10,000 for
            1997)
                                                                    -------------------
      15.  Subtract line 14 from line 13
                                                                    -------------------
      16.  Enter the lesser of line 1 or line 15
                                                                    -------------------
      17.  Add lines 14 and 16. This is the limit on elective
            deferrals.
                                                                    -------------------
      18.  Subtract line 17 from line 5, but not less than 0.
                                                                    -------------------

    LINE 18 IS THE AMOUNT OF EXCESS ELECTIVE DEFERRALS, IF ANY. THIS AMOUNT SHOULD BE INCLUDED IN THE EMPLOYEE'S GROSS INCOME FOR THE YEAR THE EXCESS DEFERRALS WERE MADE, UNLESS THE EMPLOYEE WITHDRAWS IT BY APRIL 15TH OF THE FOLLOWING YEAR.

                         403(b)(7) EXCLUSION ALLOWANCE
                          WORKSHEET FOR CONTRIBUTIONS
                            MADE BY SALARY REDUCTION

--------------------------------------------------------------------------------

GENERAL

    The maximum amount you may contribute by salary reduction contributions to your 403(b)(7) Custodial Account is determined by calculations described in the Internal Revenue Code. This worksheet (consisting of the front and back of this page) summarizes these calculations for determining your "basic exclusion allowance," "annual additions" and "elective deferrals".

SPECIAL RULES FOR DETERMINING YOUR MAXIMUM SALARY REDUCTION CONTRIBUTION

    There are special rules in determining your maximum salary reduction contribution if you:

    -  work less than full-time for your employer;

    - are covered under a defined benefit plan and the actual amount of your employer contributions are not known;

    -  work for a church or church organization; or

    - are covered by a plan sponsored by another employer in which you have greater than a 50% ownership.

INSTRUCTIONS

    -  You may calculate your maximum salary reduction contribution under
       Section I.

    - You may elect to have your contribution determined under certain alternative formulas under Section II. If you have 15 or more Years of Service with your employer, you may elect to use the alternative formula under Section III. These alternative formulas are described on the second page of this worksheet.

    - Your contribution limitation should be calculated each year to ensure that you do not exceed the maximum allowable amount. There are some basic data which you will need to complete Lines 1-3 in Section I. The remaining lines in this worksheet are calculated based on this data.

  THIS IS FOR SAMPLE USE ONLY. PLEASE CONSULT WITH AN ATTORNEY OR TAX ADVISOR.

                                   SECTION I

       1.  $               =      Present annual salary (including any tax-deferred contributions to a
           --------                403(b), 401(k), SARSEP or SIMPLE IRA, or to a State Retirement Plan or a
                                   cafeteria plan under Section 125 of the Code).
       2.                  =      Years of service with present employer as of the end of the current
           --------                taxable year.
       3.  $               =      Prior tax exempt contributions by employer to all plans (includes employee
           --------                and employer before-tax contributions to a 403(b), State Retirement Plan, and other Qualified Plans).
       4.  $               =      Multiply Line (1) by Line (2).
           --------
       5.  $               =      Multiply Line (3) by 5.
           --------
       6.  $               =      Subtract Line (5) from Line (4).
           --------
       7.  $               =      Add 5 to Line (2).
           --------
       8.  $               =      Divide Line (6) by Line (7).
           --------
       9.  $               =      Multiply Line (1) by .20.
           --------
      10.  $ 10,000        =      Maximum elective deferral dollar limit.
           --------
      11.  $               =      Maximum Exclusion Allowance equals the lesser of Lines 8, 9, 10.
           --------

If $10,000 is the lesser, and you have 15 years of service, go to SECTION II --
                               Special 403(b)(7)
 Catch-up Option. Otherwise, go to SECTION III -- Section 415 Catch-up Options.

                           ALTERNATE CATCH-UP OPTIONS

--------------------------------------------------------------------------------

    For employees of Hospitals, Educational Institutions, Home Health Service Agencies, Health and Welfare Agencies, or Church Organizations ONLY.

                                   SECTION II

SPECIAL 403(b)(7) CATCH-UP OPTION

    To qualify the employee must have completed 15 years of service with their current employer.

A.         $               =      Years of Service X $5,000.
           --------
B.         $               =      Line (A) minus all prior voluntary 403(b) contributions.
           --------
C.         $               =      $15,000 minus prior catch-up amounts under this option.
           --------
D.         $               =      Add $10,000 to Line (B).
           --------
E.         $               =      Add $10,000 to Line (C).
           --------
F.         $ 12,500        =      Add $10,000 and $3,000.
           --------
G.         $               =      Line (8) amount (from SECTION I).
           --------
H.         $               =      Multiply Line (1) (from SECTION I) by .20.
           --------
I.         $               =      Maximum Voluntary Contribution is the lesser of lines D, E, F, G, or H.
           --------

                                  SECTION III

SECTION 415 CATCH-UP OPTIONS*

    These options are irrevocable. Once one section 415 option is chosen, no other section 415 option may be used in future years.

OPTION A

    This option is available only during the year of separation of service:

A.         $ 10,000        =      Elective deferral dollar limit.
           --------
B.         $               =      Recalculate line 8 (from SECTION I) using only the latest 10 years of
           --------                employment. Ignore service and contributions made prior to 10 years ago.
C.         $               =      Maximum voluntary contribution is lesser of A or B.
           --------

OPTION B

    This option is available during any year of service:

A.         $ 10,000        =      Elective deferral dollar limit.
           --------
B.         $               =      Multiply Line (1) (from SECTION I) by .20 and then add $3,200.
           --------
C.         $               =      Line (8) (from SECTION I) amount.
           --------
D.         $               =      Maximum voluntary contribution is lesser of A, B, C.
           --------

       If $10,000 is the lesser, and you have 15 years of service, go to
                SECTION II -- Special 403(b)(7) Catch-Up Option.

--------------
* THERE IS AN ADDITIONAL OPTION AVAILABLE UNDER SECTION 415 ALTERNATIVE CATCH-UP OPTIONS. OPTION C IS AVAILABLE DURING ANY YEAR OF SERVICE AND IS DEPENDENT UPON OTHER QUALIFIED PLAN COVERAGE. GENERALLY, OPTION C IS NOT A FAVORABLE CALCULATION AND IS NOT INCLUDED ON THIS WORKSHEET.

                            ALTERNATIVE LIMITATIONS

--------------------------------------------------------------------------------

                              GENERAL INFORMATION

    Employees of educational organizations, hospitals, home health service agencies, health and welfare service agencies, church or church-related organizations may make an election to use one of three alternative limitations. Only one election may be made, and once made it is irrevocable. The three alternatives are:

    Year of Separation from Service Limitation -- this alternative is only available to employees who separate from service. Basically under this rule the employee is electing to replace the 25% limitation with the exclusion allowance, but the $30,000 limit still applies.

    Any Year Limitation -- This alternative is available to any employee, but once selected remember the election is irrevocable. Under this alternative the employee is electing to replace the 25% limit with the lesser of:

    1.  $4,000 plus 25% of the employee's includible compensation;

    2.  The exclusion allowance; or

    3.  $15,000.

    Under this alternative, the $30,000 limit does not apply, since in effect it is being replaced with the $15,000 limit.

    These alternatives are included in the preceding worksheets.

    Overall Limitation -- This alternative basically replaces the exclusion allowance with the Section 415 limitation of the lesser of $30,000 or 25% of compensation. If an employee elects to use the "overall limitation", the employee is electing to replace the exclusion allowance with the 25%/$30,000 limitation on employer contributions.

    If this alternative is elected, the employee must combine all contributions to the 403(b) plan with contributions to the employer's qualified plans to determine whether the limitation on employer contributions is exceeded. Generally, the Overall Limitation alternative is not a favorable calculation.

                               SUMMARY OF LIMITS

                                                                             ADDITIONAL RULES WHICH APPLY
                                                                 ----------------------------------------------------
                    RULE USED                          $9500       EXCLUSION ALLOWANCE            25%/30,000
--------------------------------------------------  -----------  -----------------------  ---------------------------
Exclusion Allowance...............................         Yes                Yes               Yes (ED* only)
Year of Separation from Service...................         Yes                Yes                     No
Any Year..........................................         Yes                Yes            Yes (ED* only + 3200)
Overall...........................................         Yes                 No                  Yes (ALL)

--------------
*ED = Elective Deferrals

                        MAKING THE ALTERNATIVE ELECTION

    No "formal" election is required. An employee makes an election to use one of the Alternative Limitations by computing the income included on his or her income tax return using such alternative limitation. The election, however, is treated by the IRS as having been made only when needed to support the exclusion "reflected" on the tax return.

    Once an alternative limitation is elected, such election is irrevocable. Therefore, if one of the alternative limitations is elected, the employee may not elect any of the other alternative limitations to apply for any future year with respect to any 403(b) plan for such employee with any employer.

                       SAMPLE SALARY REDUCTION AGREEMENT

--------------------------------------------------------------------------------

    INSTRUCTIONS: This form is provided for use only where no appropriate form is available from your Employer. Please give this form to your Employer for signature. You should retain a copy of this form for your records. Please do not return to GT Global.

1. EMPLOYEE AND EMPLOYER INFORMATION:

Name of Employee -----------------------------------------------------------------------------

Address ----------------------------------------------------------------------------------------

City                                             State                     Zip Code
     ------------------------------------------        ------------------            --------------

Social Security No. ------------------------------------------------------------------------------

Name of Employer -----------------------------------------------------------------------------

Employer Address ------------------------------------------------------------------------------

City                                             State                     Zip Code
     ------------------------------------------        ------------------            --------------

2. SALARY REDUCTION AGREEMENT: The Employee and Employer identified above hereby agree as follows:

     (i) The Employee hereby agrees to reduce his or her compensation from the
Employer by $              , or by     %, for each regular payroll period
beginning               , 19   , for purposes of having such reduced
compensation amounts contributed by the Employer as salary reduction contributions to the GT Global 403(b)(7) Custodial Account established on behalf of the Employee.

    (ii) All such salary reduction contributions shall be promptly forwarded by the Employer to:

         GT Global Investor Services, Inc. (as agent for the Custodian) P.O. Box 7345
       San Francisco, CA 94120-7345

   (iii) This Salary Reduction Agreement shall be irrevocable as to amounts earned while the Agreement is in effect. This Salary Reduction Agreement shall remain in effect until a new Salary Reduction Agreement is executed and submitted to the Employer.

    (iv) This Salary Reduction Agreement may be terminated at any time by either the Employee or the Employer with respect to compensation not yet earned by the Employee.

    (v) The Employee shall be solely responsible for determining that any salary reduction contributions pursuant to this Agreement do not exceed the exclusion allowance limitations of Section 403(b)(2) of the Internal Revenue Code, the annual additions limitations of Section 415(c) of the Internal Revenue Code, or the limits on elective deferrals of Section 402(g) of the Internal Revenue Code.

3. ACCEPTANCE

Employee Signature:                                                 Date:
                    ----------------------------------------------        -----------------------

Employer Authorized Signature:
                             -------------------------------------

                                                                    Date:
------------------------------------------------------------------        -----------------------
(Print Name)                                           (Title)

[LOGO]
   GT GLOBAL FUNDS
 P.O. Box 7345                                                                                                   403(b)(7) CUSTODIAL
 SAN FRANCISCO, CA 94120-7345                                                                                    ACCOUNT APPLICATION
 800/223-2138

Account Registration  / / NEW ACCOUNT    / / ACCOUNT REVISION (ACCOUNT NO. --------------------------------)

/ / THIS IS A TRANSFER. I HAVE ATTACHED A COMPLETED TRANSFER AUTHORIZATION.

Name                                                            Telephone Number (       )
------------------------------------------------------------    ---------------------------------------------

Address
-----------------------------------------------------------     --------------------------------------------------------------
      Street                                                    Social Security Number / / or Taxpayer I.D. Number / /
--------------------------------------------------------------  (Check applicable box)
City                  State     Zip Code                        If more than one owner, social security number or taxpayer
Employer name:                                                  identification number should be provided for first owner
---------------------------------------------------             listed.
My employer's 403(b)(7) Transmittal Form and Agreement is       Date of Birth
(check one):                                                    ------------------------------------------------------
/ / enclosed with this application  / / on file with GT Global
Investor Services, Inc.
Fund Selection & Initial Contribution
Enclosed is a check for $ ---------------- made payable to GT Global Investor Services, Inc. (as agent for the Custodian) to be invested in the Fund(s) hereby specified. EACH GT GLOBAL MUTUAL FUND ISSUES MULTIPLE CLASSES OF SHARES. PLEASE READ THE
PROSPECTUS OF THE APPLICABLE SHARES OF SUCH FUNDS CAREFULLY BEFORE YOU INVEST. (If this is a transfer from another 403(b)(7)
account, please indicate Fund preference and the percentage of the contribution you wish allocated to each Fund only. Also complete the separate Transfer Authorization Form.)

 TO PURCHASE THE FUNDS LISTED BELOW PLEASE SELECT EITHER: / / CLASS A SHARES
 / / CLASS B SHARES (NOT AVAILABLE FOR THE DOLLAR FUND) / / CLASS C SHARES (NEW DIMENSION FUND ONLY) OR / / ADVISOR CLASS SHARES. If a class share box is not checked, your investment will be made in Class A Shares.

                                   INITIAL CONTRIBUTION                                              INITIAL CONTRIBUTION
25 / / GT GLOBAL NEW      $               OR                %     26 / / GT GLOBAL          $               OR                %
DIMENSION FUND            -----------------    ----------------   DEVELOPING MARKETS FUND   -----------------    ----------------
07 / / GT GLOBAL          $               OR                %     03 / / GT GLOBAL EUROPE   $               OR                %
WORLDWIDE GROWTH FUND     -----------------    ----------------   GROWTH FUND               -----------------    ----------------
05 / / GT GLOBAL          $               OR                %     13 / / GT GLOBAL LATIN    $               OR                %
INTERNATIONAL GROWTH      -----------------    ----------------   AMERICA GROWTH FUND       -----------------    ----------------
FUND
16 / / GT GLOBAL          $               OR                %     24 / / GT GLOBAL AMERICA  $               OR                %
EMERGING MARKETS FUND     -----------------    ----------------   SMALL CAP GROWTH FUND     -----------------    ----------------
22 / / GT GLOBAL          $               OR                %     06 / / GT GLOBAL AMERICA  $               OR                %
       CONSUMER PRODUCTS  -----------------    ----------------   MID CAP GROWTH FUND       -----------------    ----------------
       AND
         SERVICES FUND
17 / / GT GLOBAL          $               OR                %     23 / / GT GLOBAL AMERICA  $               OR                %
FINANCIAL SERVICES FUND   -----------------    ----------------   VALUE FUND                -----------------    ----------------
11 / / GT GLOBAL HEALTH   $               OR                %     04 / / GT GLOBAL JAPAN    $               OR                %
CARE FUND                 -----------------    ----------------   GROWTH FUND               -----------------    ----------------
19 / / GT GLOBAL          $               OR                %     10 / / GT GLOBAL GROWTH   $               OR                %
INFRASTRUCTURE FUND       -----------------    ----------------   & INCOME FUND             -----------------    ----------------
21 / / GT GLOBAL NATURAL  $               OR                %     08 / / GT GLOBAL          $               OR                %
RESOURCES FUND            -----------------    ----------------   STRATEGIC INCOME FUND     -----------------    ----------------
15 / / GT GLOBAL          $               OR                %     09 / / GT GLOBAL          $               OR                %
TELECOMMUNICATIONS FUND   -----------------    ----------------   GOVERNMENT INCOME FUND    -----------------    ----------------
02 / / GT GLOBAL NEW      $               OR                %     18 / / GT GLOBAL HIGH     $               OR                %
PACIFIC GROWTH FUND       -----------------    ----------------   INCOME FUND               -----------------    ----------------
01 / / GT GLOBAL DOLLAR   $               OR                %     TOTAL INITIAL                               $
FUND                      -----------------    ----------------   CONTRIBUTION:                      --------------------

Telephone Exchange
I, either directly or through the Authorized Agent, if any, named below, hereby authorize the Transfer Agent of the GT Global Mutual Fund, to honor any telephone, telex or telegraphic instructions believed to be authentic for exchange between any of the Funds distributed by GT Global, Inc. ("GT Global"). I understand and agree that the account will be subject to the telephone exchange privilege described in the applicable GT Global Fund's current prospectus and agree that GT Global, GT Global Funds and the Funds' Transfer Agent, their officers and employees, will not be responsible for the authenticity of any telephone, telex, or telegraphic instructions nor be liable for any loss arising out of any such telephone, telex or telegraphic instructions effected including any such loss due to negligence on the part of such entities.
For Use by Authorized Agent (Broker/Dealer or Advisor) Only
We hereby submit this 403(b)(7) Custodial Account Application for the purchase of shares including shares purchased under a Right of Accumulation or Letter of Intent in accordance with the terms of our Selling Agreement with GT Global and with the Prospectus(es) for the GT Global Mutual Fund(s). We agree to notify GT
Global of any purchases properly made under a Letter of Intent or Right of Accumulation.

 Broker/Dealer or Advisor Name_________________________________________________
 Main Office Address___________________________________________________________
 Branch Number_______ Representative's Number______ Representative's Name______

Branch Address ---------------------                                      Telephone Number ----------------
For Class A, B and C Shares only:
Broker/Dealer's Authorized Signature X ----------                         Title ---------------------

For Advisor Class Shares only:
We hereby submit this 403(b)(7) Custodial Account Application for the purchase of Advisor Class shares in accordance with the terms of our Advisor Class Agreement with GT Global and with the Prospectus and Statement of Additional Information of
each Fund purchased.

Advisor's Authorized Signature  X ---------------------                   Title ---------------------

Designation of Beneficiary(ies)
If you require more room to name additional beneficiaries, please provide the necessary information on a separate sheet, and indicate next to each name whether beneficiary is primary or contingent.
PRIMARY BENEFICIARY(IES)
I hereby designate the following person(s) to receive any interest remaining in my 403(b)(7) Custodial Account upon my death:

1.   Name ---------------------------------------       Address ---------------------------------------------------------------
     Relationship ------------ Date of Birth --------   Social Security Number ------------------------    Share of Account     %
                                                                                                                           ------
2.   Name ---------------------------------------       Address ---------------------------------------------------------------
     Relationship ------------------- DOB --------      Social Security Number ------------------------    Share of Account     %
                                                                                                                           ------
CONTINGENT BENEFICIARY(IES)
I hereby designate the following person(s) to receive any interest remaining in my 403(b)(7) Custodial Account upon my death:
1.   Name ---------------------------------------       Address ---------------------------------------------------------------
     Relationship ------------------- DOB --------      Social Security Number ------------------------    Share of Account     %
                                                                                                                           ------
2.   Name ---------------------------------------       Address ---------------------------------------------------------------
     Relationship ------------------- DOB --------      Social Security Number ------------------------    Share of Account     %
                                                                                                                           ------

 If no Primary Beneficiary(ies) survives the Participant, the payment shall be made in equal shares (or as otherwise indicated above) to the Contingent Beneficiary(ies) who survive the Participant. The Participant reserves the right to change the above beneficiary by filing a new Beneficiary Designations Form with the Custodian. Should no named beneficiary survive the date of distribution, the account shall be distributed to my surviving spouse, or if there is no surviving spouse, in a single payment to my estate. ONLY THE MOST RECENT EXECUTED DESIGNATION OF BENEFICIARY(IES) ON FILE WITH GT GLOBAL INVESTOR SERVICES, INC. (AS AGENT FOR THE CUSTODIAN) WILL BE HONORED.

 Consent of Spouse

 I consent to the above Beneficiary Designation.

 Signature of Spouse:
 ------------------------------------------------------------------
 Date:
 ------------------
 (Note: May be required in community property states if any person other than or in addition to Participant's Spouse is designated as Beneficiary.)

Reduced Sales Charges

 RIGHT OF ACCUMULATION -- CLASS A SHARES ONLY

 / / I certify that I qualify for the Right of Accumulation sales charge discount described in the prospectus and statement of additional information of the Fund(s) purchased.

 / / I own shares of more than one GT Global Mutual Fund. Below is a schedule showing the numbers of each of my Shareholder Accounts.

 / / The registration of some of my shares differs from that shown on this 403(b)(7) Application. Below is a schedule showing the account number(s) and full registration in each case.

STATEMENT OF INTENTION -- CLASS A SHARES ONLY

I agree to the Statement of Intention set forth in the Prospectus(es) for the Fund(s) in which I am investing. Although I am not obligated to do so, it is my intention to invest over a thirteen-month period in Class A Shares of the GT Global Mutual Funds, in an aggregate amount at least equal to:

/ / $50,000           / / $100,000           / / $250,000          / / $500,000

  LIST OF OTHER GT GLOBAL MUTUAL FUND ACCOUNTS:

  ____________________________         _________________________________________
  ____________________________         _________________________________________
  ____________________________         _________________________________________
 Account Numbers                                           Account Registrations

 Agreement and Signature

 I acknowledge receipt of the GT Global 403(b)(7) Custodial Agreement, and this Application incorporates such Agreement. I acknowledge receipt of the current Prospectus(es) of the Fund(s) in which I have directed GT Global Investor Services, Inc. (as agent for the Custodian) to invest my contribution(s). I agree to the terms and provisions set forth in this 403(b)(7) Custodial Account Application including those contained in the Telephone Exchange section, the 403(b)(7) Custodial Account Agreement and the Prospectus(es). AS REQUIRED BY THE INTERNAL REVENUE SERVICE, I CERTIFY, UNDER PENALTIES OF PERJURY, THAT THE TAXPAYER IDENTIFICATION NUMBER GIVEN ON THE FACE OF THIS 403(B)(7) CUSTODIAL ACCOUNT APPLICATION IS CORRECT AND THAT I AM NOT SUBJECT TO BACKUP WITHHOLDING IN MY ACCOUNT(S). THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

 Signature X_______________________________ Date ______________________________
           Individual

 For GT Global Use Only

 ACCEPTED:

 X_____________________________________________________ _______________________
 Signature of Custodian or its Agent                        Date

[LOGO]   GT GLOBAL FUNDS
 P.O. Box 7345                                                                                         403(b) TRANSFER AUTHORIZATION
 SAN FRANCISCO, CA 94120-7345
 800/223-2138

 TO EXISTING CUSTODIAN OR TRUSTEE:         PLEASE RETURN THIS FORM TO GT GLOBAL
 Name:                                                                     Telephone (    )
            -------------------------------------------------------------              ------------------------
 Address: -------------------------------------------
                                                         ----------------   ----------------   ----------------
                                                             (City)             (State)             (Zip)
 Regarding the following individual policy/account:
     Investor Name: -----------------------------------------------------
 Policy or account number:
                             --------------------------------------------

 Please liquidate $------ or ----% of my 403(b) policy/account identified above and transfer those funds by check made payable to:

         GT Global Investor Services, Inc. (as agent for the Custodian) P.O. Box 7345
         San Francisco, CA 94120-7345

  For: -------------------------------    ------------------------------------------------------------
          (Investor's name)              (GT Global 403(b)(7) Custodial Account number, if applicable)

 AGE 70 1/2 RESTRICTIONS

 (Complete this section if the participant will be age 70 1/2 or older in the transfer year. Complete multiple forms if necessary.)

 The following transfer restrictions apply to this transaction:

    1. REQUIRED MINIMUM DISTRIBUTION. I authorize the present Custodian or Trustee named above to:
       (select one option)
       / / distribute my required minimum distributions to me prior to making the requested transfer.
       / / segregate and retain minimum distribution amount. Distribute on
             , 19   .

    2. REQUIRED ELECTIONS. (Complete only if participant has reached his/her required beginning date, i.e., April 1 following the later of the year in which the participant attained age 70 1/2 or the year in which the Participant retired.)

       a. The participant's oldest primary beneficiary with respect to the transferring qualified plan is


          Name: -------------------------------------- Birthdate:------------------------ Relationship:
          ------------------------

          b. The participant's life expectancy / / was / / was not being recalculated.

          c. The life expectancy of the participant's spouse beneficiary / / was / / was not being recalculated.
        / / Not applicable.

 I am aware that the election indicated above became irrevocable as of my required beginning date and will apply to the Custodial Account with the new Custodian indicated below.

 I certify that this transaction meets the requirements for a tax-free transfer under IRS Revenue Ruling 90-24 and other applicable laws or rulings of the Internal Revenue Service.

  Signed: ---------------------------------    --------------------------------------------------------------
                                                 Signature guarantee (if required by current Custodian or
          (Investor's signature) (Date)                                  Trustee):

--------------------------------------------------------------------------------
 FOR GT GLOBAL USE ONLY
------------------------------------------------------------------------

 GT Global Investor Services, Inc. (as agent for the GT Global 403(b)(7) Account Custodian) agrees to accept the transfer described above and upon written receipt will apply the proceeds to investments as designated by the Investor.

 ------------------------------------------------------------------------------
 (Signature of Custodian or its Agent)                   (Date)

                  403(b) TRANSFER AUTHORIZATION: INSTRUCTIONS

 This form can be used to transfer assets from another 403(b) custodian or tax-sheltered annuity contract directly to a GT Global 403(b)(7) Custodial Account.

     / / To transfer assets into a new GT Global 403(b)(7) Custodial Account, complete the 403(b)(7) Custodial Account Application and submit it with this form.

     / / To transfer assets into an existing GT Global 403(b)(7) Custodial
         Account, you need only complete and submit this form with the number of the existing 403(b)(7) Custodial Account indicated in the space provided.

 If you have any questions, please call GT Global Investor Services, Inc. at 1-800-223-2138.

[LOGO]   GT GLOBAL FUNDS
 P.O. Box 7345                                                                                        EMPLOYER 403(b)(7) TRANSMITTAL
 SAN FRANCISCO, CA 94120-7345                                                                                     FORM AND AGREEMENT
 800/223-2138

------------------------------------------------------
 EMPLOYER INFORMATION
--------------------------------------------------------------------------------

-------------------------------------------------------------------
Name of Employer

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City/State/Zip

--------------------------------------------------------------------------------
Name of Employer Contact Person

(    )
--------------------------------------------------------------------------------
Daytime Telephone

_ _ - _ _ _ _ _ _ _
Employer Tax Identification Number

Total Number of Eligible Employees -------------- as of --------------
                                                         (Date)

(Please include all employees eligible to participate in your plan, regardless of actual participation.)

Normal Retirement Age: ---------

--------------------------------------------------------------------------------
 ACCOUNT CONTRIBUTION SCHEDULE
--------------------------------------------------------------------------------

Indicate the name and full mailing address of the person who is to receive the Account Contribution Schedule:

--------------------------------------------------------------------------------
Name of Organization

--------------------------------------------------------------------------------
Name of Individual

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City/State/Zip

(    )
--------------------------------------------------------------------------------
Daytime Telephone

--------------------------------------------------------------------------------
 METHOD OF PAYMENT
--------------------------------------------------------------------------------

I, the Employer, shall pay the amounts representing the portion of each Employee's salary, reduced pursuant to a binding and irrevocable Salary Reduction Agreement between the Employee and Employer, for contribution to a GT Global 403(b)(7) Custodial Account, as follows: (check one)

   / / CHECK: By a single check accompanied by a GT Global 403(b)(7) Account Contribution Schedule showing the amount allocable to each Employee's Custodial Account.

   / / WIRE: By a single wire preceded by a GT Global 403(b)(7) Account Contribution Schedule showing the amount allocable to each Employee's Custodial Account.

--------------------------------------------------------------------------------
 FREQUENCY OF PAYMENT
--------------------------------------------------------------------------------

Beginning on ------------------- I, the Employer, will transmit Custodial Account contributions:
                    (Date)

/ / Weekly, on the 1st, 8th, 15th and 22nd of each month; or

/ / Twice Each Month, on the [1st and 15th] or [8th and 22nd] days of the month (select one); or

/ / Monthly, on the [1st/8th/15th/22nd] day of the month (select one); or

/ / Quarterly, on the 15th day of January, April, July and October.

--------------------------------------------------------------------------------
 EMPLOYER AGREEMENT
--------------------------------------------------------------------------------

The Employer hereby accepts the GT Global 403(b)(7) Custodial Account Agreement and agrees to be bound by its terms.

--------------------------------------------------------------------------------
Employer's Name (please print)

--------------------------------------------------------------------------------
By: (Signature of person signing on behalf of Employer)      Title     Date

Accepted: ----------------------------, Custodian

By: ---------------------------- GT Global Investor Services, Inc. ----------------------------
                                                                               Date

 FOR OFFICE USE ONLY

  Date Received ------------------

  By -----------------------------

  Plan ID ------------------------

[LOGO]
   GT Global Funds
 Fifty California Street                                                                                    SUPPLEMENTAL APPLICATION
 27th Floor                                                                                            PORTFOLIO REBALANCING PROGRAM
 San Francisco, CA 94111-4624

 ACCOUNT REGISTRATION EXISTING
 SHAREHOLDER ACCOUNT NUMBER

 NOTE: Trust registrations should specify name of trustee(s), beneficiary(ies) and date of trust instrument. Registration for Uniform Gifts/Transfers to Minors accounts should be in the same name of one custodian and one minor and include the state under which the custodianship is created.


 --------------------------------------
 Owner                                    Social Security Number / / or Taxpayer Identification Number ("TIN") / /
--------------------------------------    (Check applicable box)
 Co-owner 1                               If more than one owner, social security number or TIN should be provided for first
--------------------------------------    owner listed. If a purchase is made under Uniform Gift/Transfer to Minors Act, social
 Co-owner 2                               security number of the minor must be provided.
 --------------------------------------   Resident of / / U.S. / / Other (specify)------------------------------
 Street Address                           Failure to provide TIN will result in 31% withholding on redemptions and exchanges.

                                                                               (       )                      (       )
 ------------------------------------------------------------------------------------------------------------------------------
 City, State, Zip Code                                                            Home Telephone             Business Telephone

 FUND SELECTION $500 MINIMUM INITIAL INVESTMENT REQUIRED FOR EACH FUND SELECTED
                FOR CLASS A AND CLASS B SHARES.
                  CHECKS SHOULD BE MADE PAYABLE TO "GT GLOBAL INVESTOR
                SERVICES, INC."

 TO PURCHASE THE FUNDS LISTED BELOW PLEASE SELECT EITHER   / / Class A
 Shares   / / Class B Shares or   / / Advisor Class Shares

 If a class share box is not checked, your investment will be made in Class A shares. Minimum 2 funds; Maximum 10 funds; Minimum 5% allocation per Fund.

07 / / GT GLOBAL WORLDWIDE GROWTH FUND                 ----------      03 / / GT GLOBAL EUROPE GROWTH FUND           ----------
05 / / GT GLOBAL INTERNATIONAL GROWTH FUND             ----------      13 / / GT GLOBAL LATIN AMERICA GROWTH FUND    ----------
16 / / GT GLOBAL EMERGING MARKETS FUND                 ----------      24 / / GT GLOBAL AMERICA SMALL CAP GROWTH     ----------
                                                                       FUND
26 / / GT GLOBAL DEVELOPING MARKETS FUND               ----------      06 / / GT GLOBAL AMERICA MID CAP GROWTH FUND  ----------
25 / / GT GLOBAL NEW DIMENSION FUND                    ----------      23 / / GT GLOBAL AMERICA VALUE FUND           ----------
11 / / GT GLOBAL HEALTH CARE FUND                      ----------      04 / / GT GLOBAL JAPAN GROWTH FUND            ----------
15 / / GT GLOBAL TELECOMMUNICATIONS FUND               ----------      10 / / GT GLOBAL GROWTH & INCOME FUND         ----------
19 / / GT GLOBAL INFRASTRUCTURE FUND                   ----------      09 / / GT GLOBAL GOVERNMENT INCOME FUND       ----------
17 / / GT GLOBAL FINANCIAL SERVICES FUND               ----------      08 / / GT GLOBAL STRATEGIC INCOME FUND        ----------
21 / / GT GLOBAL NATURAL RESOURCES FUND                ----------      18 / / GT GLOBAL HIGH INCOME FUND             ----------
22 / / GT GLOBAL CONSUMER PRODUCTS AND SERVICES FUND   ----------      01 / / GT GLOBAL DOLLAR FUND                  ----------
02 / / GT GLOBAL NEW PACIFIC GROWTH FUND               ----------      Total percentage must equal 100%.

Rebalance frequency -- check one:   / / Monthly   / / Quarterly   / / Semi annually   / / Annually

 CAPITAL GAINS AND DIVIDEND DISTRIBUTIONS

 All capital gains distributions and dividends will be reinvested in additional shares of the same class unless appropriate boxes below are checked:

 / / Pay capital gain distributions only in cash   / / Pay dividends only in
 cash   / / Pay capital gain distributions and dividends in cash.
 Investment will be split according to allocation.

AGREEMENTS & SIGNATURES
The investor(s) certifies(y) and agree(s) that the certifications, authorizations, directions and restrictions contained herein will continue until the Transfer Agent of the GT Global Mutual Funds receives written notice of any change or revocation. ANY
CHANGE IN THESE INSTRUCTIONS MUST BE SIGNED IN WRITING.

------------------------------------------------------------
Date
X                                                             X
-----------------------------------------------               -----------------------------------------------
Signature                                                     Signature
X                                                             X
-----------------------------------------------               -----------------------------------------------
Signature                                                     Signature

                                     NOTES

--------------------------------------------------------------------------------

January 1998                                                        403DC712010M

                                    -------